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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 10-K, into Bolder Technologies Corporation's previously filed Registration Statement on Form S-3 (File No. 333-41625), Registration Statement on Form S-8 (File No. 333-20989) and Registration Statement on Form S-8 (File No. 333-08968).


                                                 /s/ Arthur Andersen LLP
                                                 -----------------------
                                                 Arthur Andersen LLP

Denver, Colorado,
 March 29, 1999.